May 17, 2000
Board of Directors
eConnect
2500 Via Cabrillo Marina, Suite 112
San Pedro, CA 90731

Gentlemen:

We have acted as securities counsel for eConnect ("eConnect" or the "Company"). You have asked us to render this opinion to eConnect.

You have advised that:

  1. eConnect is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended
2.   James Wexler, Dominique Einhorn, Earl Gilbrech and William
Lane have acted and will continue to act as consultants to the Company.
3. In their capacities as consultants, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for eConnect's securities.
4. eConnect has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of eConnect.
5. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of eConnect. These shares shall be registered pursuant to a Registration Statement on Form S-8.

We  have read such documents as have been made available  to  us.
For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that eConnect may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We  consent  to  the  use  of  this letter  in  the  Registration
Statement filed on Form S-8.

                                        Sincerely,


                                        /s/ Chapman & Flanagan,
                                        Ltd.
                                        Chapman & Flanagan, Ltd.